EXHIBIT 32(ii)

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Reuben Gamoran, Vice President and Chief Financial Officer of Wm. Wrigley Jr. Company (the "Company"), certify that to the best of my knowledge:

(i)

the Quarterly Report of the Company on Form 10-Q dated August 9, 2004 for the period ending June 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the said Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Reuben Gamoran

Reuben Gamoran Vice President and Chief Financial Officer

Dated the 9th day of August, 2004